Exhibit 5.1

June 16, 2020

IAC Holdings, Inc.

555 West 18th Street

New York, NY 10011

Ladies and Gentlemen:

This opinion is furnished in connection with the filing with the Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-1 (the “Registration Statement”) by IAC Holdings, Inc. (“New IAC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of a total of 45,572 shares (the “Shares”) of New IAC’s common stock, par value $0.001 per share (the “New IAC Common Stock”), that may be acquired by certain participants in the IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan and the IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan (collectively, the “ Plans”), each as contemplated to be assigned by IAC/InterActiveCorp (“IAC”) to New IAC in connection with the separation of the businesses of Match Group, Inc. (“Match”) from the remaining businesses of IAC pursuant to a Transaction Agreement, dated as of December 19, 2019, as amended as of April 28, 2020, by and among IAC, New IAC, Valentine Merger Sub LLC, and Match (the “Separation”), upon exercise of options to acquire New IAC common stock issued pursuant to the Plans and held by former employees of IAC and its subsidiaries who are not employees of New IAC, and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such option.

I have acted as counsel to New IAC in connection with certain matters relating to the Plans and the registration of the Shares. I have reviewed such corporate proceedings relating thereto and have examined such records, certificates and other documents and considered such questions of law as I have deemed necessary in giving this opinion, including:

(i)    New IAC’s certificate of incorporation as currently in effect and a restatement of such certificate of incorporation as contemplated to be in effect following the effectuation of certain amendments thereto at the time of the Separation (the certificate of incorporation, as so restated, the “Certificate of Incorporation”);

(ii)   New IAC’s by-laws as currently in effect and amendments thereto as contemplated to be in effect at the time of the Separation (the by-laws, as so amended, the “By-laws”);

(iii)  copies of the Plans; and

(iv)  the Registration Statement.

In examining the foregoing documents, I have assumed all signatures are genuine, that all documents purporting to be originals are authentic, that all copies of documents conform to the originals, that the representations and statements included therein are accurate and that there will be no changes in applicable law between the date of this opinion and the dates on which the Shares are issued or delivered pursuant to the Registration Statement.

I have relied as to certain matters on information obtained from public officials, officers of New IAC and other sources I believe to be responsible.

Based on the foregoing, it is my opinion that when the Registration Statement has been declared effective by the SEC, the Certificate of Incorporation and the By-laws each becomes effective and the Shares have been issued, delivered and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and in accordance with the provisions of the Plans, the Shares will be validly issued, fully paid and non-assessable.

New IAC is a Delaware corporation, and while I am not engaged in the practice of law in the State of Delaware, I am generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as I considered necessary to render this opinion. I am a member of the Bar of the State of New York and express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the aforementioned Registration Statement and to the reference to my name under the heading “Legal Matters” in the Registration Statement and any amendments thereto. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Gregg Winiarski
Gregg Winiarski
Executive Vice President, General Counsel & Secretary